Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-167016, 333-122934, and 333-232165 on Form S-8 of our report dated June 26, 2020, relating to the financial statements and supplemental schedule of WEX Inc. Employee Savings Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 26, 2020